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                                                                   EXHIBIT 10.13

[*] Material has been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Securities and Exchange Commission.

                            WEB ADVERTISING AGREEMENT

This Web Advertising Agreement (the "Agreement") is made effective as of August 13, 1999 (the "Effective Date") by and between Mpath Interactive, Inc. ("Mpath"), a Delaware corporation, with its principal place of business at 665 Clyde Avenue, Mountain View, CA 94043 and eUniverse, a Nevada corporation having its principal place of business at 101 North Plains Industrial Road, Wallingford, CT 06492.

1.   DEFINITIONS

The following terms, when used in this Agreement, have the respective meanings ascribed to them:

1.1 "Advertising Campaign" means an advertising package that focuses on the advertising/promotion of a single product or event.

1.2 "Advertising Revenue" means gross revenue actually received by Mpath from advertising sales by Mpath's internal or external sales force, less any commissions paid to external sales force.

1.3 "Confidential Information" means: (i) proprietary or confidential business information of a party, including but not limited to any information relating to a party's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research, development or know-how; (ii) any information designated by any party as "confidential" or "proprietary" or which, under the circumstances taken as a whole, would reasonably be deemed to be confidential; and (iii) the terms and conditions of this Agreement. "Confidential Information" excludes information that: (a) is or becomes known or available by publication, commercial use or otherwise through no fault of the receiving party; (b) is known to the receiving party at the time of disclosure without violation of any confidentiality restriction and without any restriction on the receiving party's further use or disclosure; or (c) is independently developed by the receiving party without access or reference to Confidential Information of the disclosing party.

1.4 "eUniverse Web Sites" means Case's Ladder, Gamer's Alliance, eUniverse and related web sites and/or networks owned and/or controlled by eUniverse as described in Exhibit A of this Agreement.

1.5 "Gross Sponsorship Revenue" means gross revenue actually received by Mpath from the sale and/or promotion of Mpath and eUniverse jointly sponsored events.

1.6  "Mpath's Web Sites" means Mplayer.com and Hearme.com.


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1.7  "Mplayer.com Internet Advertising Network" means network of web sites that have elected to have Mpath provide advertising services.

1.8 "Mplayer.com Newsletter" means the opt-in only electronic newsletter sent approximately every two weeks to Mplayer.com members, with a current subscription of over 1,000,000 members.

1.9 "Reach" means monthly unique visitors to a web site as measured by a third party auditing service approved by Mpath which approval may not be unreasonably withheld.

2.   WEB SITE OPERATIONS

2.1 Advertising Sales. eUniverse elects and authorizes Mpath to exclusively sell advertising and sponsorships to appear on the pages of the eUniverse Web Sites.

     (i) Mpath's Responsibilities.

          (a) Mpath will sell advertising on the eUniverse Web Sites on generally no less favorable terms than advertising sold on Mpath's Web Sites.

          (b) Mpath will undertake to sell all advertising inventory using Mpath's internal sales force. However, Mpath may use third party services to sell excess inventory, not to exceed fifty percent (50%) of the total inventory available. This restriction becomes effective for each eUniverse Web Site six (6) months from the initial date of eUniverse's integration of Mpath's advertising serving technologies.

          (c) Mpath will administer one Advertising Campaign for eUniverse each month at no charge and additional campaigns as eUniverse requests at an administrative cost of $150 per campaign.

          (d) eUniverse may elect to have Mpath serve promotional or barter advertisements, not to exceed thirty percent (30%) of the inventory on the eUniverse Web Sites. Mpath will have an equal number of impressions not to exceed three and one-half percent (3.5%) of the inventory of the eUniverse Web Sites to use in serving its own promotional or barter advertisements on the eUniverse Web Sites

     (ii) eUniverse's Responsibilities.

          (a) eUniverse will integrate technologies supplied by Mpath into eUniverse Web Sites for advertising support.


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          (b) eUniverse is responsible for all maintenance, programming, web pages and content appearing on the eUniverse Web Sites.

          (c) eUniverse may agree in writing with Mpath for Mpath to provide eUniverse with HTML or web programming services and any such services are outside the scope of this Agreement, at Mpath's then-prevailing rates for such services and subject to mutual, written agreement.

          (d) eUniverse agrees to notify Mpath at least thirty (30) days in advance of any changes in the eUniverse Web Sites that may result in more than a ten percent (10%) change in usage of any one of the eUniverse Web Sites and re-notify Mpath within forty-eight (48) hours of the actual change or event.

          (e) In a manner prescribed by Mpath, eUniverse will include Mpath's advertising serving html code in every web page where Mpath will be serving advertising. These unique tags in HTML/Java or other appropriate languages are proprietary to Mpath and/or Mpath's licensors.

          (f) eUniverse will implement such new advertising technology as may be reasonably requested by Mpath from time to time for use with eUniverse Web Sites.

          (g) eUniverse Web Sites will include a section listing contact information for advertising on the site as discussed in Section 4.6.

2.2 Sponsorships. Mpath and eUniverse may promote and/or sell sponsorships of events jointly held by Mpath and eUniverse based on a price schedule determined by Mpath. Mpath may act as the sales administration for such sponsorships, invoicing and collecting payments for such sales. Such sponsorships shall not include more than [*] percent ([*]%) of their value of standard web advertising products, else they will be deemed Advertising Revenue. The parties Gross Sponsorship Revenue will be allocated according to the following schedule:

          (i) eUniverse sells and eUniverse administers sponsorships - Mpath receives [*] percent ([*]%) of Gross Sponsorship Revenue; eUniverse receives [*] percent ([*]%) of Gross Sponsorship Revenue.

          (ii) eUniverse sells and Mpath administers sponsorships - Mpath receives [*] percent ([*]%) of Gross Sponsorship Revenue; eUniverse receives [*] percent ([*]%) of Gross Sponsorship Revenue.

          (iii) Mpath participates in selling and Mpath administers sponsorships
          - Mpath and eUniverse receive [*] percent ([*]%) of Gross Sponsorship Revenue each.


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2.3  Reach. eUniverse, within three (3) days of Agreement execution, will submit to the appropriate monitoring and reporting services and to Mpath a signed statement both electronic and written that authorizes any third party web site auditing authority to include the eUniverse Web Sites as part of the Mplayer.com Internet Advertising Network. This statement addressed to monitoring and reporting services will specify that the Reach associated with eUniverse Web Sites should be attributed to Mpath in calculating Mpath's total Internet Reach. The initial statement will include the current eUniverse Web Sites.

3.   REVENUE, PAYMENT, REPORTS AND AUDITS

3.1 Advertising Revenue. Advertising Revenue will be shared by the parties as follows: [*] percent ([*]%) to eUniverse and [*] percent ([*]%) to Mpath. No payment is due from Mpath to eUniverse for barter advertising deals. As advances against its share of Advertising Revenue, Mpath will pay eUniverse within thirty
(30) days of the following milestones:

--------------------------------------------------------------------------------
          [*]   Initial Contract Signing
Month 1   [*]   First of the month following the full integration of the Mpath ad serving technology within the eUniverse Sites.
Month 2   [*]   One month after previous payment
Month 3   [*]   One month after previous payment
Month 4   [*]   One month after previous payment
Month 5   [*]   One month after previous payment
Month 6   [*]   One month after previous payment
-------------------------------------------------------------------------------
Month 7   [*]   One month after previous payment and Media Metrix shows the
                eUniverse Web Sites to have a monthly reach of at least [*]
Month 8   [*]   One month after previous payment
Month 9   [*]   One month after previous payment
Month 10  [*]   One month after previous payment
Month 11  [*]   One month after previous payment
Month 12  [*]   One month after previous payment
--------------------------------------------------------------------------------
Month 13  [*]   One month after previous payment and Media Metrix shows the
                eUniverse Web Sites to have a monthly reach of at least [*]
Month 14  [*]   One month after previous payment
Month 15  [*]   One month after previous payment
Month 16  [*]   One month after previous payment
Month 17  [*]   One month after previous payment
Month 18  [*]   One month after previous payment
Month 19  [*]   One month after previous payment


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Month 20   [*]   One month after previous payment
Month 21   [*]   One month after previous payment
Month 22   [*]   One month after previous payment
Month 23   [*]   One month after previous payment
Month 24   [*]   One month after previous payment
--------------------------------------------------------------------------------
$2,080,000 [*]   Total Advances

          (i) If Media Metrix shows the Reach of the eUniverse Web Sites to exceed [*] before the beginning of Month 7, the monthly advance will become [*] at the time Reach exceeds [*].

          (ii) If Media Metrix shows the Reach of the eUniverse Web Sites to exceed [*] before the beginning of Month 13, the monthly advance will become [*] at the time Reach exceeds [*].

          (iii) If eUniverse signs additional web sites and/or networks beyond the eUniverse Web Sites listed in Exhibit A, Mpath will increase the monthly advance based on the Reach of the new web sites and/or networks as reported by Media Metrix within the first ninety (90) days of the addition of the new web sites and/or networks by an increase of [*] per person. For example, if Site
          X, reporting a Media Metrix Reach of [*] is added by eUniverse, Mpath will increase the monthly advance by [*].

3.2 Payment Terms. Mpath will pay eUniverse its share of Advertising Revenue netted against previously paid advances as described above, with surplus amounts, if any, paid under this Agreement on a monthly basis.

3.3 Mpath's Records. For two (2) years after receipt by Mpath of Advertising Revenue, Mpath will maintain records and books, in accordance with generally accepted accounting principles, regarding all payments due under this Agreement.

3.4 Monthly Payment Reports. Within sixty (60) days after the end of each calendar month, Mpath will deliver to eUniverse, or make available via the Internet, a report which will provide all information reasonably necessary for computation and confirmation of payments due to eUniverse from Mpath under this Agreement, if any, due or credited to eUniverse for such monthly period.

3.5 Audit. A nationally-recognized independent certified public accountant (not hired on a contingent-fee basis) selected and paid for by eUniverse and reasonably approved by Mpath may, upon reasonable prior notice and during normal business hours, inspect the records of Mpath on which such reports are based no more than once per calendar year and once within six (6) months after termination of this Agreement. eUniverse agrees to provide Mpath with a copy of the audit report letter, no later than twenty (20) days after completion of the audit. If, upon performing such audit, it is determined that Mpath has


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underpaid eUniverse, Mpath will pay to eUniverse the amount of the underpayment within thirty (30) days of completion of the audit. If, upon performing such audit, Mpath has overpaid eUniverse, Mpath may offset the amount of any such overpayment against any balance owing from Mpath to eUniverse. If such offset is not commercially reasonable, Mpath may invoice eUniverse for such amount and eUniverse agrees to pay such invoice within thirty (30) days. Notwithstanding the first sentence of this Section, if such underpayment exceeds the greater of $2,500 or five percent (5%) of the amounts due eUniverse in the period being audited, Mpath will bear all reasonable expenses and costs of such audit up to the amount of the underpayment.

4.   MARKETING AND TRADEMARK LICENSES

4.1 eUniverse Marks. Subject to the terms and conditions of this Agreement, eUniverse hereby grants to Mpath a non-exclusive license to use eUniverse trademarks, text, graphics and contents of their web site for advertising and promoting the eUniverse Web Sites. Such use must reference the eUniverse trademarks as being owned by eUniverse as specified in Exhibit B. Nothing in this Agreement grants Mpath ownership or any rights in or to use the eUniverse Marks, except in accordance with this license, and any such use is for and inures to the benefit of eUniverse. Mpath will neither take nor authorize any activity inconsistent with such exclusive right. The marketing contact at eUniverse is [*] who will continue to be eUniverse's marketing contact unless and until Mpath is notified otherwise in writing.

4.2 Mpath Marks. Subject to the terms and conditions of this Agreement, Mpath hereby grants to eUniverse a non-exclusive license to use Mpath's trademarks, text, graphics and contents of their web site for advertising and promoting the Mpath Web Sites. Such use must reference the Mpath trademarks as being owned by Mpath as specified in Exhibit C. Nothing in this Agreement grants eUniverse ownership or any rights in or to use the Mpath Marks, except in accordance with this license, and any such use is for and inures to the benefit of Mpath. eUniverse will neither take nor authorize any activity inconsistent with such exclusive right. The marketing contact at Mpath is [*] who will continue to be Mpath's marketing contact unless and until eUniverse is notified otherwise in writing.

4.3  eUniverse Marketing Responsibilities.

          (i) Case's Ladder. eUniverse will create Case's Ladder support for all Mplayer.com supported games. eUniverse will promote Mplayer.com as the "official" game service of Case's Ladder, driving traffic to Mplayer.com through web and gameplay links.


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          (ii) Display of Mpath Marks.

               (a) Mplayer.com. eUniverse will prominently display the Mplayer.com graphic image provided by Mpath on the root eUniverse Web Sites home pages that are game related. Such graphic image shall be no smaller than 114 X 75 pixels and will hyperlink to the download, registration, and launch site for the eUniverse customized version of the Mplayer.com client software. eUniverse may also display the Mplayer.com graphic image hyperlink on other eUniverse Web Site pages at its discretion.

               (b) Hearme.com. eUniverse will prominently place a Hearme.com graphic image provided by Mpath on the root eUniverse Web Sties home pages. Such graphic image shall be no smaller than 114 X 75 pixels and will hyperlink to the download, registration, and launch site for the eUniverse customized version of the Hearme.com client software. eUniverse may remove this link at its discretion. eUniverse may also display the Hearme.com graphic image hyperlink on other eUniverse Web Site pages at its discretion.

4.4  Mpath Marketing Responsibilities.

          (i) Mplayer.com Newsletter. Mpath will provide eUniverse a permanent section in the Mplayer.com Newsletter for announcing and promoting ladder competitions and events.

          (ii) Access to Mplayer.com's Community and Calendar Tools. Mpath will provide eUniverse with reasonable access to Mplayer.com's community and calendar tools to assist eUniverse in scheduling and promoting events.

          (iii) Display of eUniverse Marks. Mpath will prominently display eUniverse's Case's Ladder graphic image on the Mplayer.com home page. Such graphic image shall be no smaller than 114 X 75 pixels.

          (iv) Case's Ladder. Mpath will endorse the Case's Ladder support provided through Section 4.3(i) as the exclusive "official" Mplayer.com endorsed ladders. This ladder support will initially be positioned in the default WebViewer position in each particular game room.

4.5 Publicity. Subject to confidentiality restrictions as expressly stated in this Agreement, eUniverse and Mpath may each make press releases about the existence and contents of the Agreement (except with respect to specific financial terms) with the prior approval of the other of the contents of the press release, which approval shall not be


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unreasonably withheld or delayed. If the party from whom approval is sought does not approve or reject such press release within five (5) business days of submission for approval, such press release shall be deemed approved.

4.6 Advertising. Mpath may sell and place on-line ads on the eUniverse Web Sites. The advertising contact at Mpath is [*] who will continue to be the Mpath's advertising contact unless and until eUniverse is notified otherwise in writing. The eUniverse' advertising contact is [*] who will continue to be Mpath's advertising contact unless and until Mpath is notified otherwise in writing. Mpath makes no representation regarding usage statistics or levels of impressions for an Advertisement and estimated usage statistics are provided only as a courtesy to the eUniverse. Mpath may not be held liable for any claims related to usage statistics. If Mpath uses a third party to serve Web advertising, then Mpath is not responsible for performance issues created by such third party, incorrect or non-functioning hyperlinks, banner rotation, URL addresses or other problems created by such third party. Mpath's NetGravity AdInsight reports will determine the basis for payment and record keeping. All advertisements are subject to Mpath's approval. Mpath may reject any listing that does not meet Mpath's reasonable standards. Mpath may reject, discontinue, or omit any listing or any part of advertisements. Mpath is not liable for errors in listing's position and/or placement, or typographic errors of any kind. Mpath may, at its sole option, remove the listing for any reason upon written notice to the advertiser. eUniverse agrees to provide Mpath with all reasonable subscribership, viewership, inventory, and usage reports, reviews and audience studies, deliveries, census requirements, and any other information regarding the eUniverse Web Sites as is reasonably available to eUniverse.

4.7 Hyperlinks. eUniverse agrees to create a section on their web sites listing Mpath contact information for those people interested in advertising on eUniverse's Web Sites, including links back to Mpath's advertising information web site, http://www.mplayer.com/advertise/ or to such other Mpath URL as Mpath may reasonably request from time-to-time. Mpath may include, on eUniverse Web Sites, commercially reasonable hyperlinks to http://www.mplayer.com/, http://www.hearme.com/ or to such other Mpath URLs as Mpath may reasonably implement and from time-to-time request. Mpath may reference content appearing on eUniverse Web Sites by headline in an effort to drive cross traffic to eUniverse Web Sites {Insert URLS}. Mpath may provide hyperlinks to eUniverse e-commerce web sites, and in such cases, the parties agree to determine reasonable compensation schedules.

5.   REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

5.1 By eUniverse. eUniverse represents and warrants that: (i) it is and will be the sole and exclusive owner of all right and title, or has license to, the eUniverse Web Sites, the eUniverse Marks and all intellectual property rights therein; (ii) it has not granted any licenses or entered into any agreements of any kind inconsistent with or contrary to this Agreement; (iii) to the best of eUniverse's knowledge, information and belief, the


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eUniverse Web Sites and the eUniverse Marks do not violate or infringe, and will not violate or infringe, any intellectual property or other proprietary rights of any third party; (iv) it has sufficient right and authority to enter this Agreement and to grant the licenses and rights granted under this Agreement; and
(v) the eUniverse Web Sites will be able to provide specific dates and calculate spans of dates, and to record, store, process and provide true and accurate dates and calculations for dates and spans of dates within the interval of January 1, 1999 through December 31, 2100 (the "Interval Dates") prior to, including and following January 1, 2000, including by: (a) prior and up to December 31, 1999 correctly processing day and date calculations within the Interval Dates; (b) on and after January 1, 2000 correctly processing day and date calculations within the Interval Dates; (c) recognizing September 9, 1999 and January 1, 2001 as valid dates; (d) recognizing the year 2000 as a leap year having 366 days, and correctly processing February 29, 2000 as a valid leap year date; and (e) employing only four-digit year representations.

5.2 By Mpath. Mpath represents and warrants that: (i) it is and will be the sole and exclusive owner of all right and title, or has license to, the Mpath Marks; (ii) it has not entered into any agreements of any kind inconsistent with or contrary to this Agreement; (iii) to the best of Mpath's knowledge, information and belief, the Mpath Marks do not violate or infringe, and will not violate or infringe, any intellectual property or other proprietary rights of any third party, and (iv) it has sufficient right and authority to enter this Agreement.

5.3 Warranty Disclaimer. THE FOREGOING WARRANTIES IN SECTIONS 5.1 AND 5.2 ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. UNDER NO CIRCUMSTANCES IS MPATH RESPONSIBLE FOR ANY CONTENT ON EUNIVERSES WEB SITES. eUNIVERSE SPECIFICALLY AGREES THAT MPATH IS NOT RESPONSIBLE OR LIABLE TO eUNIVERSE, USERS OR ANYONE ELSE FOR ANY THREATENING, DEFAMATORY, OBSCENE, OFFENSIVE OR ILLEGAL CONDUCT OR SPEECH OF ANY OTHER PARTY OR ANY INFRINGEMENT OR VIOLATION OF ANOTHER'S RIGHTS, INCLUDING INTELLECTUAL PROPERTY AND RIGHT OF PUBLICITY RIGHTS ORIGINATING FROM eUNIVERSE WEB SITES.

5.4 Indemnification by eUniverse. eUniverse agrees to indemnify Mpath against, and hold Mpath free and harmless from, any and all loss, damage, settlement or expense (including legal expenses), as incurred, resulting from or arising out of any claims which allege that the eUniverse Web Sites or the use, display, performance, transmission or distribution thereof infringe upon any patents, copyrights, trademarks, trade secret rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement; provided that Mpath promptly notifies eUniverse, in writing, of any notice or claim of such alleged infringement involving the eUniverse Web Sites of which it becomes aware, and permits eUniverse to control, in a manner not adverse to Mpath, the


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defense, settlement, adjustment or compromise of any such claim using counsel reasonably acceptable to Mpath. Mpath may employ counsel, at its own expense (provided that if such counsel is necessary because of a conflict of eUniverse or its counsel or because eUniverse does not assume control, eUniverse will bear such expense), to assist it with respect to any such claim.

6.   CONFIDENTIALITY

Each party will refrain from using the other party's Confidential Information except as contemplated in this Agreement and from disclosing such Confidential Information to any third party except to employees (or subcontractors), legal advisors, financial advisors and in the course of due diligence as is reasonably required in connection with the exercise of its rights and obligations under this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth in this Agreement executed in writing by such employees or subcontractors). The parties will each store and protect the other party's Confidential Information from unauthorized access. However, each party may disclose Confidential Information of another party: (i) pursuant to the order or requirement of a court, administrative agency, the SEC or other governmental body, provided that such party give reasonable notice to the other party to contest such order or requirement; or (ii) on a confidential basis to legal and financial advisors. Either party may disclose, subject to written non-disclosure agreement, this Agreement to its lawyers, accountants and in the course of investment or financing due diligence.

7.   MUTUAL LIABILITY LIMITATION.

REGARDLESS WHETHER ANY REMEDY SET FORTH IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, UNDER NO CIRCUMSTANCES, EXCEPT BREACH OF SECTION 6, WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL THEORY, FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST REVENUE OR LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT EVEN IF THE PARTY HAS BEEN INFORMED IN ADVANCE OF SUCH DAMAGES. THE TOTAL CUMULATIVE AMOUNT RECOVERABLE UNDER THIS AGREEMENT IS HEREBY CAPPED AT AN AMOUNT EQUAL TO THE TOTAL CUMULATIVE AMOUNT PAID UNDER THIS AGREEMENT BY MPATH TO EUNIVERSE. THE FOREGOING ALLOCATION OF RISK IS REFLECTED IN THE AMOUNT OF THE COMPENSATION CONTEMPLATED IN THIS AGREEMENT.

8.   TERM AND TERMINATION

8.1. Term. This Agreement commences on the Effective Date and continues in full force and effect for two (2) years, and will automatically renew for successive one (1) year terms thereafter, unless either party provides written notice to the other at least


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ninety (90) days prior to the renewal date.

8.2. Termination by eUniverse.

     (i) For Cause. eUniverse may terminate this Agreement if Mpath (a) breaches a material provision of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice unless such breach is incurable in which case eUniverse may terminate immediately; or (b) becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditor's arrangement or comparable proceeding, or if any such proceeding is instituted against Mpath (and not dismissed within ninety (90) days).

     (ii) Without Cause. eUniverse may terminate this Agreement six (6) months following the month when the eUniverse Web Sites begin have added all necessary codes to their pages to receive advertisements from Mpath, upon a minimum of ninety (90) days written notice to Mpath and by paying to Mpath, one of the following termination amounts:

           (a) If eUniverse gives Mpath written notice to terminate the Agreement six (6) months or later from when the eUniverse Web Sites first begin receiving Mpath served advertising and the cumulative amount of Advertising Revenue earned by eUniverse is less than twice the cumulative amount of Advertising Revenue advances due from Mpath (e.g. two hundred percent (200%)), [*].

           (b) If eUniverse gives Mpath written notice to terminate the Agreement six (6) months or later from when the eUniverse Web Sites first begin receiving Mpath served advertising and the cumulative amount of Advertising Revenue earned by eUniverse is greater than or equal to twice the cumulative amount of Advertising Revenue advances due from Mpath (e.g. two hundred percent (200%)), [*].

           (c) If eUniverse gives Mpath one hundred and eighty (180) days written notice to terminate the Agreement six (6) months or later from when the eUniverse Web Sites begin receiving Mpath served advertising, [*].

     (iii) Acquisition of eUniverse. If eUniverse is acquired through a purchase, merger, or other transaction, the acquirer, within thirty (30) days of the acquisition, may terminate this Agreement upon thirty (30) days written notice to Mpath, [*].

8.3 By Mpath. Mpath may terminate this Agreement if eUniverse: (a) breaches a material provision of this Agreement and fails to cure such breach within thirty
(30) days following receipt of written notice unless such breach is incurable in which case Mpath


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may terminate immediately; or (b) becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditor's arrangement or comparable proceeding, or if any such proceeding is instituted against eUniverse (and not dismissed within ninety (90) days).

8.4 Termination of License. Upon termination of this Agreement for any reason, the trademark licenses granted under this Agreement terminate and are of no further force or effect.

8.5 Return of Confidential Information. No later than fifteen (15) business days after termination or expiration of this Agreement, the recipient of Confidential Information will return all Confidential Information and all copies thereof to the owner. With respect to documents or data storage media containing Confidential Information of the other party, the recipient may elect to delete therefrom all such Confidential Information, in which event the recipient shall, upon written request from the owner, deliver to the owner a certificate, signed by an authorized representative of the recipient, to the effect that all Confidential Information of the owner has been returned or deleted. Also upon termination or expiration of this Agreement, the recipient of Confidential Information agrees to not to use and to delete, in accordance with the recipient's backup and archive procedures, all copies of the Confidential Information stored in backup and archive.

9.   MISCELLANEOUS

9.1 Controlling Law and Disputes. This Agreement is governed, controlled, interpreted and defined by and under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof. Any litigation arising under this Agreement will be brought in the federal or state courts of the Northern District of California. If any litigation or proceeding is brought by either party against the other in connection with this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, attorneys' fees and other expenses incurred by such prevailing party.

9.2 Equitable Relief. Due to the proprietary and sensitive nature of this Agreement, both parties may be entitled to preliminary or other injunctive or equitable relief to remedy any actual or threatened dispute arising from any actions in breach of any of the obligations under this Agreement.

9.3 Waiver and Modification. Failure by any party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by eUniverse and Mpath.

9.4 Severability. If for any reason a court of competent jurisdiction finds any provision or portion of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent


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


of the parties, and the remainder of this Agreement will continue in full force and effect.

9.5 Notices. All notices required or permitted under this Agreement will be in writing, will reference this Agreement and will be deemed given: (i) when sent by facsimile to the facsimile number set forth below each party's signature below and confirmed by registered or certified mail; (ii) five (5) working days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) working day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth in the opening paragraph above or to such other address as may be designated by a party by giving written notice to the other parties pursuant to this Section.

9.6 Delays Beyond Control. No party is liable to the other parties for any failure or delay in performance caused by reasons beyond such party's reasonable control, including delivery of advertising by third parties, and such failure or delay will not constitute a material breach of this Agreement.

9.7 Assignment. Neither party may assign its rights or obligations under this Agreement, by operation of law or otherwise, without the express written consent of the others; except that a party may assign this Agreement to an affiliate commonly owned and controlled by or with the party or to any other third party in connection with the merger or acquisition of the party or sale of all or substantially all of its assets used primarily in connection with this Agreement. Each party agrees to provide no less than three (3) business days' prior notification of any authorized assignment under this Agreement, including assignment to an affiliate or as part of an asset sale. Any attempted assignment except as expressly allowed by this Section is null and void. Subject to the foregoing, this Agreement will benefit and bind the successors and assigns of the parties.

9.8 Relationship of Parties. The parties to this Agreement are independent contractors and nothing in this Agreement contained shall be deemed to create a joint venture, partnership or agency relationship between the parties in this Agreement. No party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other parties, or to bind the other parties in any respect whatsoever.

9.9 Survival of Contents. Notwithstanding anything else in this Agreement to the contrary, the parties agree that Sections 1, 3.3, 5.3, 6, 7, 8.4, 9, ownership rights, and accrued rights to payments under this Agreement survive the expiration or termination of this Agreement.

9.10 Interpretation. Any headings contained in this Agreement are for convenience only and shall not be employed in interpreting this Agreement. The parties and their respective counsel have negotiated this Agreement. This Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of or against either party.

9.11 Execution. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, and each of which alone and all of which together, shall constitute one (1) and the same instrument, but in making proof of this Agreement it shall not be necessary to produce or account for each copy of any counterpart other than the counterpart signed by the party against whom this Agreement is to be enforced. This Agreement may be transmitted by facsimile. The parties may close the Agreement by exchanging fax signatures. However, they agree to promptly exchange, by courier, duplicate originals signed by both parties.

9.12 Entire Agreement. This Agreement, including the exhibit, constitutes the entire agreement between the parties with respect to the subject matter to this Agreement, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. This Agreement includes the following exhibits, which are incorporated into, and made a part of this Agreement:

     (i)  Exhibit A - eUniverse Web Sites;

     (ii) Exhibit B - eUniverse Marks;

     (iii) Exhibit C - Mpath Marks.

eUniverse                                 Mpath Interactive, Inc.
By:    ______________________________     By:    ______________________________
Name:  ______________________________     Name:  ______________________________
Title: ______________________________     Title: ______________________________
Date:  ______________________________     Date:  ______________________________
Fax:   ______________________________     Fax:   (650) 429-3911

                                 EXHIBIT A
                            eUNIVERSE WEB SITES

e-Universe
http://www.euniverse.com

Big Network
http://www.bignetwork.com

CD Universe
http://cdu2.cduniverse.com/asp/cdu_main.asp
http://cdu3.cduniverse.com/

Video Universe
http://cdu2.cduniverse.com/asp/vdu_main.asp
http://www.videouniverse.com/
http://www.megadvd.com/

Case's Ladder
http://www.casesladder.com/
http://www.igl.net/

Gamer's Alliance
http://www.ga-source.com/
http://www.dreamcast.net/
http://forums.gagames.com/
http://www.gagames.net/
http://www.afflicted.net/
http://www.ctimes.net/
http://network.ctimes.net/
http://trarchive.ctimes.net/
http://experience.gagames.com/
http://www.dknation.com/
http://www.indy3d.net/
http://www.messiahpress.com/
http://www.metalgear.net/
http://descent.gagames.com/
http://www.pyroport.com/
http://www.prey.net/
http://tenfour.gagames.com/main.shtml
http://td.gagames.com/
http://www.tribesworld.com/
http://tlj.gagames.com/
http://www.cavenews.com/
http://www.agsm.net/
http://axiom.gagames.com/
http://www.dreamstone.net/
http://www.exodite.com/
http://guam.gagames.com/
http://www.kickengine.co.uk/
http://msk.gagames.com/
http://www.nevolution.net/
http://www.bjorn3d.com/
http://www.matroxusers.com/
http://3dlabs.gagames.com/
http://www.voodoo3.net/
http://www.ag.ru/
http://www.gagames.de/
http://france.gagames.com/
http://beasties.gagames.com/
http://eqboard.com/
http://www.ga-rpg.com/
http://www.eqrelams.com
http://ga.eqrealms.com
http://www.ionrpg.com
http://www.ga-sports.com/
http://www.coursedepot.com/
http://www.fifagaming.com/
http://www.grandprix2.com/
http://www.highheatbaseball.com/
http://www.maddencentral.com/
http://www.rallychamp.com/
http://www.wrestling-games.com/
http://www.fifa99.net/
http://www.fifagaming.com/
http://www.soccergaming.com/
http://www.atlasf1.com/
http://www.fifala.com/
http://www.simracingnews.com/
http://www.highheatbaseball.com/
http://www.nba-live.com/
http://www.theuspits.com/
http://www.wrestling-games.com/
http://www.wwfattitude.com/
http://forums.wwfattitude.com/
http://www.rallychamp.com/
http://www.ga-strategy.com/
http://www.aoe2.net/
http://ts.ga-strategy.com/
http://www.dropshipcommand.com/
http://homm3.ga-strategy.com/
http://www.myth2.com/
http://scm.ga-strategy.com/
http://s3.ga-strategy.com/
http://subtitans.ga-strategy.com/
http://www.war3.com/
http://forums.wwfattitude.com
http://www.3dracing.net/
http://www.frontofficefootball.com
http://www.the-fastlane.com
http://www.nflfever.com
http://www.goldenbearsden.net
http://www.nfscheats.com
http://www.nfs4.com
http://www.rasslin.net
http://tgo99.ga-sports.com/
http://www.nhl2k.com
http://www.wcw-meyham.com
http://www.gp500.net
http://www.motocrossmadness2.com


eUniverse may update this Exhibit from time-to-time during the term of the Agreement and Mpath agrees to implement any such changes within a reasonable period of time. Any updates require eUniverse to produce a signed written authorization statement for third party web site auditing authorities as desribed in Section 2.3.

                                  EXHIBIT B
                               eUNIVERSE MARKS


(eUniverse to provide)

eUniverse may update this Exhibit from time-to-time during the term of the Agreement and Mpath agrees to implement any such changes within a reasonable period of time.

                                  EXHIBIT C

                                 MPATH MARKS


1. Registered Trademarks

     Mpath Interactive'r'
     Mplayer'r'
     ScribbleTalk'r'
     Wanna Play?'r'

Mpath Interactive, Mplayer, Scribbletalk, and Wanna Play? are registered trademarks of Mpath Interactive, Inc.

2. Trademarks

     Active Chat'TM'
     Active Communications'TM'
     Active Community'TM'
     Gizmo Game Player'TM'
     Hearme'TM'
     Hearme.com'TM'
     Hearme.com logo'TM'
     It's About People'TM'
     Earth's Free Multiplayer Game Service'TM'
     Mpath'TM'
     The Mpath logo'TM'
     The Mplayer logo'TM'
     Mplay'TM'
     Mplayer.com'TM'

     Active Chat, Active Communications, Active Communities, Gizmo Game Player, Hearme, Hearme.com, the Hearme.com logo, It's About People, Earth's Free Multiplayer Game Service, Mpath, the Mpath logo, the Mplayer logo, Mplay, and Mplayer.com are trademarks of Mpath Interactive, Inc.

Mpath may update this Exhibit from time-to-time during the term of the Agreement and Interplay agrees to implement any such changes within a reasonable period of time.